Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $11.6 Million

Strong Business Volumes Lead to Solid Operating EPS Growth

ROCKLAND, Mass.--(BUSINESS WIRE)--October 18, 2012--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $11.6 million for the third quarter of 2012, or $0.53 on a diluted earnings per share basis.

The third quarter of 2012 contained various items which the Company considers to be non-core in nature. These items included $2.2 million of goodwill impairment associated with the Company’s 1031 Exchange business, $595,000 of merger-related expenses associated with the previously announced Central Bancorp, Inc. (NASDAQ: CEBK) acquisition and tax-exempt income of $1.3 million related to proceeds from life insurance policies. When excluding these non-core items, net income for the third quarter on an operating basis was $12.0 million, or $0.55 per diluted share.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Our third quarter performance was a strong one and is driven by our strategy of disciplined growth. The steady growth in lending and core deposits evidences that the Rockland brand is resonating with consumers and businesses alike. Our customer-centric approach to deliver great products and service is meeting with much success in the marketplace which makes us confident about continuing to build franchise value.”

BALANCE SHEET

Total assets of $5.2 billion at September 30, 2012 are up $67.5 million from the prior quarter and $292.3 million, or 6.0%, as compared to the year ago period.

Total loans continued to trend upwards, rising to $4.1 billion at September 30, 2012, which represents an increase of 7.5%, on an annualized basis, from the prior quarter. The commercial loan portfolio continued to exhibit strong growth trends with an increase in outstanding balances of 11.4%, on an annualized basis, from the prior quarter. The commercial loan pipeline remains at strong levels. The first position home equity portfolio also sustained its track record of healthy growth in the third quarter, with an increase of 16.6%, on an annualized basis, from the prior quarter as customers continue to respond enthusiastically to the Company’s product offerings.

Deposits remained steady at $4.1 billion at September 30, 2012 as compared to the prior quarter. Core deposits increased by $53.8 million, or 6.3% on an annualized basis to $3.5 billion during the quarter with growth occurring in both consumer and business customer segments. Core deposits have now risen to 84.3% of total deposits. The Company’s cost of total deposits remained low at 0.26%, reflecting management’s continued emphasis on core deposits and profitable relationships.

The securities portfolio of $510.0 million decreased by $16.8 million during the quarter, as a result of paydowns as well as calls of $6.4 million in trust preferred securities, offset by additional purchases. The securities portfolio represents 9.8% of total assets at September 30, 2012.

Stockholders’ equity at September 30, 2012 increased to $493.0 million, an increase of 7.7%, on an annualized basis, when compared to June 30, 2012. The Tier 1 common ratio at September 30, 2012 remains strong and is estimated at 9.09%, as compared to 9.13% in the prior quarter. The Company’s tangible common ratio was 7.04% representing an increase from the prior quarter’s tangible common ratio of 6.89%.

NET INTEREST INCOME

Net interest income was $42.8 million for the third quarter of 2012, a slight increase from the linked quarter as robust loan growth served to counter the industry-wide pressure on interest margins caused by the prolonged low rate environment. The net interest margin was 3.72% in the third quarter of 2012, declining by eight basis points compared to the prior quarter, due to lower earning asset yields coupled with a limited ability to further reduce the Company’s overall cost of funds.

NONINTEREST INCOME

The Company recorded noninterest income of $16.1 million during the third quarter of 2012 which represents a $1.1 million, or 7.5%, increase from the prior quarter. Significant changes in noninterest income included the following:

  The Company received proceeds on life insurance policies in the amount of $1.3 million. The proceeds represent tax-exempt income to the Company.
  Income from loan level derivative activity associated with the Company’s commercial customers decreased by $324,000.

NONINTEREST EXPENSE

Inclusive of merger and integration costs and goodwill impairment, the Company recorded noninterest expense of $40.1 million during the third quarter of 2012 which represents a $3.1 million or an 8.3% increase from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits increased by $929,000, or 4.7%, driven largely by an increase in incentive compensation of $1.2 million offset somewhat by lower pension expense.
  Merger and acquisition expenses were $595,000 for the third quarter relating to the previously announced acquisition of Central Bancorp, Inc., which is expected to close in the fourth quarter of 2012.
  During the third quarter of 2012 the Company recorded a $2.2 million goodwill impairment charge, which represented the total amount of goodwill relating to Compass Exchange Advisors, LLC (“Compass”) which was acquired in January 2007. Compass is a wholly-owned subsidiary of the Bank that provides like-kind exchange services pursuant to section 1031 of the Internal Revenue Code. The Company continues to offer these services and has not exited the business. However due to the prolonged low rate environment and the Federal Reserve Bank’s stated intent to maintain low rates for the foreseeable future, the Company determined the goodwill associated with this purchase to be impaired.

The Company generated a return on average assets and a return on average common equity in the third quarter of 2012 of 0.91% and 9.39% respectively, as compared to 0.71% and 7.34% for the quarter ended June 30, 2012. On a year to date basis the return on average assets and a return on average common equity was 0.87% and 9.01% at September 30, 2012 compared to 0.97% and 10.10% for the year ended September 30, 2011.

ASSET QUALITY

The provision for loan losses was $3.6 million for the third quarter compared to $8.5 million for the quarter ended June 30, 2012. The provision for loan loss exceeded net charge-offs in both periods as the Company continues to prudently add to loan loss reserves in line with strong loan growth trends. For the quarter, net charge-offs decreased to $2.3 million, or 0.22%, on an annualized basis of average loans compared to $8.4 million, or 0.86%, for the quarter ended June 30, 2012. The higher net charge-offs in the second quarter included $4.0 million related to a customer fraud. Delinquency as a percentage of loans decreased to 0.79% at September 30, 2012 compared to 0.82% at June 30, 2012. Nonperforming loans decreased slightly to $31.1 million, or 0.77% of total loans at September 30, 2012, from $31.3 million, or 0.79% of total loans at June 30, 2012. Nonperforming assets declined to $41.5 million at the end of the third quarter compared to $43.9 million in the linked quarter, primarily driven by a decrease in other real estate owned by the Bank.

The allowance for loan losses was $49.7 million, at September 30, 2012, an increase of $1.3 million from the prior quarter levels. The Company’s allowance for loan losses was 1.23% and 1.22% as a percentage of total loans at September 30, 2012 and June 30, 2012, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 19, 2012. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10019254. The webcast replay will be available until October 19, 2013.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.2 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept. 2012 vs.	Sept. 2012 vs.
	2012	2012	2011	June 2012	Sept. 2011

Assets
Cash and Due From Banks	$66,690	$65,826	$53,821	1.31%	23.91%
Interest Earning Deposits with Banks	111,703	121,029	180,352	-7.71%	-38.06%
Fed Funds Sold	-	1,524	667	-100.00%	-100.00%
Securities
Trading Assets	-	-	7,984	n/a	-100.00%
Securities Available for Sale	323,156	338,331	293,073	-4.49%	10.26%
Securities Held to Maturity	186,842	188,450	220,552	-0.85%	-15.28%
Total Securities	509,998	526,781	521,609	-3.19%	-2.23%

Loans Held for Sale	42,393	22,310	22,156	90.02%	91.34%
Loans
Commercial and Industrial	653,861	625,695	567,552	4.50%	15.21%
Commercial Real Estate	1,939,245	1,912,563	1,815,063	1.40%	6.84%
Commercial Construction	175,731	149,990	119,309	17.16%	47.29%
Small Business	78,794	79,738	77,230	-1.18%	2.03%
Total Commercial	2,847,631	2,767,986	2,579,154	2.88%	10.41%
Residential Real Estate	375,660	389,053	441,600	-3.44%	-14.93%
Residential Construction	9,288	14,960	6,306	-37.91%	47.29%
Home Equity - 1st Position	485,605	466,136	332,729	4.18%	45.95%
Home Equity - 2nd Position	308,770	310,717	315,746	-0.63%	-2.21%
Total Consumer Real Estate	1,179,323	1,180,866	1,096,381	-0.13%	7.57%
Total Other Consumer	29,181	31,937	47,590	-8.63%	-38.68%
Total Loans	4,056,135	3,980,789	3,723,125	1.89%	8.94%
Less - Allowance for Loan Losses	(49,746)	(48,403)	(47,278)	2.77%	5.22%
Net Loans	4,006,389	3,932,386	3,675,847	1.88%	8.99%
Federal Home Loan Bank Stock	33,564	33,564	35,854	0.00%	-6.39%
Bank Premises and Equipment	49,100	49,384	47,646	-0.58%	3.05%
Goodwill and Core Deposit Intangible	137,293	139,924	141,103	-1.88%	-2.70%
Other Assets	234,964	231,836	220,711	1.35%	6.46%
Total Assets	$5,192,094	$5,124,564	$4,899,766	1.32%	5.97%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$1,110,266	$1,070,279	$977,323	3.74%	13.60%
Savings and Interest Checking Accounts	1,536,439	1,560,523	1,424,060	-1.54%	7.89%
Money Market	840,723	807,796	744,682	4.08%	12.90%
Time Certificates of Deposit	630,419	639,535	641,468	-1.43%	-1.72%
Total Deposits	4,117,847	4,078,133	3,787,533	0.97%	8.72%
Borrowings
Federal Home Loan Bank and Other Borrowings	189,464	189,522	260,076	-0.03%	-27.15%
Wholesale Repurchase Agreements	50,000	50,000	50,000	0.00%	0.00%
Customer Repurchase Agreements	158,578	144,838	166,331	9.49%	-4.66%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Total Borrowings	489,899	476,217	568,264	2.87%	-13.79%
Total Deposits and Borrowings	4,607,746	4,554,350	4,355,797	1.17%	5.78%
Other Liabilities	91,383	86,622	82,903	5.50%	10.23%
Stockholders' Equity
Common Stock	214	214	212	0.00%	0.94%
Additional Paid in Capital	237,859	236,279	232,845	0.67%	2.15%
Retained Earnings	258,481	251,429	232,369	2.80%	11.24%
Accumulated Other Comprehensive Loss, Net of Tax	(3,589)	(4,330)	(4,360)	-17.11%	-17.68%
Total Stockholders' Equity	492,965	483,592	461,066	1.94%	6.92%
Total Liabilities and Stockholders' Equity	$5,192,094	$5,124,564	$4,899,766	1.32%	5.97%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	September 30,	June 30,	September 30,	Sept. 2012 vs.	Sept. 2012 vs.
	2012	2012	2011	June 2012	Sept. 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$34	$19	$49	78.95%	-30.61%
Interest and Dividends on Securities	4,015	4,438	5,007	-9.53%	-19.81%
Interest on Loans	44,251	43,813	43,763	1.00%	1.12%
Interest on Loans Held for Sale	255	156	116	63.46%	119.83%
Total Interest Income	48,555	48,426	48,935	0.27%	-0.78%
INTEREST EXPENSE
Interest on Deposits	2,619	2,687	3,419	-2.53%	-23.40%
Interest on Borrowed Funds	3,098	3,111	3,842	-0.42%	-19.36%
Total Interest Expense	5,717	5,798	7,261	-1.40%	-21.26%
Net Interest Income	42,838	42,628	41,674	0.49%	2.79%
Less - Provision for Loan Losses	3,606	8,500	2,000	-57.58%	80.30%
Net Interest Income after Provision for Loan Losses	39,232	34,128	39,674	14.96%	-1.11%
NONINTEREST INCOME
Service Charges on Deposit Accounts	3,959	3,923	4,223	0.92%	-6.25%
Interchange and ATM Fees	2,422	2,399	2,005	0.96%	20.80%
Investment Management	3,723	3,827	3,491	-2.72%	6.65%
Mortgage Banking Income	1,445	1,463	907	-1.23%	59.32%
Increase in Cash Surrender Value of Life Insurance Policies	757	741	757	2.16%	0.00%
Proceeds from Life Insurance Policies	1,307	-	-	100.00%	100.00%
Loan Level Derivative Activity	1,047	1,371	295	-23.63%	254.92%
Gross Change on Write-Down of Certain Investments to Fair Value	403	(106)	(318)	-480.19%	-226.73%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	(403)	30	290	-1443.33%	-238.97%
Net Loss on Write-Down of Certain Investments to Fair Value	-	(76)	(28)	-100.00%	-100.00%
Other Noninterest Income	1,448	1,335	665	8.46%	117.74%
Total Noninterest Income	16,108	14,983	12,315	7.51%	30.80%
NONINTEREST EXPENSE
Salaries and Employee Benefits	20,704	19,775	20,568	4.70%	0.66%
Occupancy and Equipment Expenses	4,218	4,234	4,107	-0.38%	2.70%
Data Processing and Facilities Management	1,144	1,099	1,152	4.09%	-0.69%
FDIC Assessment	775	830	691	-6.63%	12.16%
Merger and Acquisition Expenses	595	672	-	-11.46%	100.00%
Goodwill Impairment	2,227	-	-	100.00%	100.00%
Other Noninterest Expense	10,389	10,389	8,905	0.00%	16.66%
Total Noninterest Expense	40,052	36,999	35,423	8.25%	13.07%
INCOME BEFORE INCOME TAXES	15,288	12,112	16,566	26.22%	-7.71%
PROVISION FOR INCOME TAXES	3,687	3,238	4,607	13.87%	-19.97%
NET INCOME	$11,601	$8,874	$11,959	30.73%	-2.99%

BASIC EARNINGS PER SHARE	$0.54	$0.41	$0.56	31.71%	-3.57%
DILUTED EARNINGS PER SHARE	$0.53	$0.41	$0.56	29.27%	-5.36%
BASIC AVERAGE SHARES	21,654,188	21,623,827	21,463,714
DILUTED AVERAGE SHARES	21,706,304	21,644,204	21,476,791

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.72%	3.80%	3.84%
Return on Average Assets	0.91%	0.71%	0.99%
Return on Average Common Equity	9.39%	7.34%	10.28%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$11,601	$8,874	$11,959	30.73%	-2.99%
Noninterest Income Components
Less - Proceeds from Life Insurance Policies, tax exempt	(1,307)	-	-
Noninterest Expense Components
Add - Merger & Acquisition Expenses, net of tax	352	397	-
Add - Goodwill Impairment, net of tax	1,317	-	-
NET OPERATING EARNINGS	$11,963	$9,271	$11,959	29.03%	0.03%

Diluted Earnings Per Share, on an Operating Basis	$0.55	$0.43	$0.56	27.91%	-1.79%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months Ended		% Change
	September 30,	September 30,	Sept. 2012 vs.
	2012	2011	Sept. 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$85	$80	6.25%
Interest and Dividends on Securities	13,010	16,065	-19.02%
Interest on Loans	131,142	130,917	0.17%
Interest on Loans Held for Sale	541	305	77.38%
Total Interest Income	144,778	147,367	-1.76%
INTEREST EXPENSE
Interest on Deposits	8,045	10,448	-23.00%
Interest on Borrowed Funds	9,413	11,696	-19.52%
Total Interest Expense	17,458	22,144	-21.16%
Net Interest Income	127,320	125,223	1.67%
Less - Provision for Loan Losses	13,706	7,682	78.42%
Net Interest Income after Provision for Loan Losses	113,614	117,541	-3.34%
NONINTEREST INCOME
Service Charges on Deposit Accounts	11,771	12,374	-4.87%
Interchange and ATM Fees	7,189	5,681	26.54%
Investment Management	11,113	10,310	7.79%
Mortgage Banking Income	4,238	2,637	60.71%
Increase in Cash Surrender Value of Life Insurance Policies	2,211	2,323	-4.82%
Proceeds from Life Insurance Policies	1,307	-	100.00%
Net Gain on Sale of Securities	-	723	-100.00%
Loan Level Derivative Activity	2,747	1,241	121.35%
Gross Change on Write-Down of Certain Investments to Fair Value	571	101	465.35%
Less: Portion of Other-Than-Temporary Impairment Losses Recognize in OCI	(647)	(305)	112.13%
Net Loss on Write-Down of Certain Investments to Fair Value	(76)	(204)	-62.75%
Other Noninterest Income	4,500	3,301	36.32%
Total Noninterest Income	45,000	38,386	17.23%
NONINTEREST EXPENSE
Salaries and Employee Benefits	61,915	60,582	2.20%
Occupancy and Equipment Expenses	12,752	12,946	-1.50%
Data Processing and Facilities Management	3,418	3,828	-10.71%
FDIC Assessment	2,354	2,760	-14.71%
Merger and Acquisition Expenses	1,267	-	100.00%
Goodwill Impairment	2,227	-	100.00%
Other Noninterest Expense	30,477	28,644	6.40%
Total Noninterest Expense	114,410	108,760	5.19%
INCOME BEFORE INCOME TAXES	44,204	47,167	-6.28%
PROVISION FOR INCOME TAXES	11,546	12,900	-10.50%
NET INCOME	$32,658	$34,267	-4.70%

BASIC EARNINGS PER SHARE	$1.51	$1.60	-5.63%
DILUTED EARNINGS PER SHARE	$1.51	$1.60	-5.63%
BASIC AVERAGE SHARES	21,613,157	21,401,885
DILUTED AVERAGE SHARES	21,644,457	21,434,337

Net Interest Margin (FTE)	3.78%	3.94%
Return on Average Assets	0.87%	0.97%
Return on Average Common Equity	9.01%	10.10%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$32,658	$34,267	-4.70%
Noninterest Income Components
Less - Net Gain on Sale of Securities, net of tax	-	(428)
Less - Proceeds from Life Insurance Policies, tax exempt	(1,307)	-
Noninterest Expense Components
Add - Merger & Acquisition Expenses, net of tax	749	-
Add - Goodwill Impairment, net of tax	1,317	-
NET OPERATING EARNINGS	$33,417	$33,839	-1.25%

Diluted Earnings Per Share, on an Operating Basis	$1.54	$1.58	-2.53%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended						Nine Months Ended
				% Change	% Change				% Change
	September 30,	June 30,	September 30,	Sept. 2012 vs.	Sept. 2012 vs.		September 30,	September 30,	Sept. 2012 vs.
	2012	2012	2011	June 2012	Sept. 2011		2012	2011	Sept. 2011

Noninterest Income GAAP	$16,108	$14,983	$12,315	7.51%	30.80%		$45,000	$38,386	17.23%
Less - Net Gain on Sale of Securities	-	-	-	n/a	n/a		-	(723)	-100.00%
Add - Other-Than-Temporary-Impairment on Securities	-	76	28	-100.00%	-100.00%		76	204	-62.75%
Less - Proceeds from Life Insurance Policies, tax exempt	(1,307)	-	-	-100.00%	-100.00%		(1,307)	-	100.00%
Noninterest Income as Adjusted	$14,801	$15,059	$12,343	-1.71%	19.91%		$43,769	$37,867	15.59%

Noninterest Expense GAAP	$40,052	$36,999	$35,423	8.25%	13.07%		$114,410	$108,760	5.19%
Less - Merger and Acquisition Expenses	(595)	(672)	-	-11.46%	n/a		(1,267)	-	100.00%
Less - Goodwill Impairment	(2,226)	-	-	n/a	n/a		(2,226)	-	100.00%
Noninterest Expense as Adjusted	$37,231	$36,327	$35,423	2.49%	5.10%		$110,917	$108,760	1.98%

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Nine Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2012	2011	2012	2011

Nonperforming Loans
Commercial & Industrial Loans	$2,981	$4,404	$1,836	$1,145	$4,594	$672	$5,554	$2,107
Commercial Real Estate Loans	9,249	9,371	10,673	433	2,133	(281)	3,170	1,557
Small Business Loans	604	588	1,032	77	90	368	285	898
Residential Real Estate Loans	10,383	9,939	10,420	148	105	88	362	490
Home Equity	7,643	6,768	2,009	329	1,373	320	2,439	882
Installment Loans - Other	221	252	655	131	142	192	410	725
Total Nonperforming Loans / Total Net Charge-offs	$31,081	$31,322	$26,625	$2,263	$8,437	$1,359	$12,220	$6,659
Nonaccrual Securities	1,521	1,259	1,255
Other Assets in Possession	176	1	270
Other Real Estate Owned	8,751	11,275	8,497
Nonperforming Assets	$41,529	$43,857	$36,647

Nonperforming Loans/Gross Loans	0.77%	0.79%	0.72%
Allowance for Loan Losses/Nonperforming Loans	160.05%	154.53%	177.57%
Gross Loans/Total Deposits	98.50%	97.61%	98.30%
Allowance for Loan Losses/Total Loans	1.23%	1.22%	1.27%

Net charge-offs to average loans (quarter annualized)				0.22%	0.86%	0.15%
Net charge-offs to average loans (year-to-date)							0.42%	0.24%
	Troubled Debt Restructurings
	At
	September 30,	June 30,	September 30,
	2012	2012	2011
Troubled Debt Restructurings on Accrual Status	$46,823	$40,184	$35,633
Troubled Debt Restructurings on Nonaccrual Status	5,962	4,561	8,520
Total Troubled Debt Restructurings	$52,785	$44,745	$44,153

	Three Months Ending	Three Months Ending	Three Months Ending
	September 30,	June 30,	September 30,
Nonperforming Assets Reconciliation	2012	2012	2011
Nonperforming Assets Beginning Balance	$43,857	$40,736	$30,963
New to Nonperforming	7,981	18,895	12,937
Loans Charged-Off	(2,826)	(8,768)	(2,171)
Loans Paid-Off	(3,837)	(2,934)	(2,708)
Loans Transferred to Other Real Estate Owned/Other Assets	(347)	(3,579)	(1,458)
Loans Restored to Accrual Status	(1,081)	(3,946)	(1,415)
New to Other Real Estate Owned	347	3,579	1,458
Sale of Other Real Estate Owned	(2,708)	(383)	(300)
Other	143	257	(659)
Nonperforming Assets Ending Balance	$41,529	$43,857	$36,647

	September 30,	June 30,	September 30,
Financial Ratios	2012	2012	2011
Book Value per Common Share	$22.75	$22.36	$21.48
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill) - Non-GAAP	$17.28	$16.80	$15.85
Tangible Common Capital/Tangible Assets	7.04%	6.89%	6.72%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill) - Non-GAAP	7.38%	7.26%	7.12%

Capital Adequacy
Tier one leverage capital ratio (1)	8.62%	8.68%	8.59%
Tier one common ratio (1)	9.09%	9.13%	9.02%
(1) Estimated number for September 30, 2012

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in Thousands)	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$53,650	$34	0.25%	$30,890	$19	0.25%	$78,285	$49	0.25%
Securities:
Trading Assets	-	-	-	-	-	-	8,437	72	3.39%
Taxable Investment Securities	513,712	3,995	3.09%	544,822	4,415	3.26%	526,509	4,856	3.66%
Nontaxable Investment Securities (1)	1,649	34	8.20%	1,938	39	8.09%	7,104	133	7.43%
Total Securities:	515,361	4,029	3.11%	546,760	4,454	3.28%	542,050	5,061	3.70%
Loans Held for Sale	34,106	255	2.97%	20,079	156	3.12%	12,422	116	3.70%
Loans:
Commercial and Industrial	636,533	6,447	4.03%	620,364	6,294	4.08%	555,745	5,840	4.17%
Commercial Real Estate (1)	1,920,905	23,173	4.80%	1,896,941	22,973	4.87%	1,800,914	23,496	5.18%
Commercial Construction	162,150	1,695	4.16%	149,627	1,578	4.24%	129,540	1,495	4.58%
Small Business	78,629	1,121	5.67%	80,324	1,132	5.67%	77,850	1,141	5.81%
Total Commercial	2,798,217	32,436	4.61%	2,747,256	31,977	4.68%	2,564,049	31,972	4.95%
Residential Real Estate	381,247	4,060	4.24%	393,377	4,267	4.36%	450,225	4,915	4.33%
Residential Construction	11,567	104	3.58%	15,041	161	4.31%	6,735	73	4.30%
Home Equity	787,052	7,236	3.66%	757,850	6,939	3.68%	638,991	6,103	3.79%
Total Consumer Real Estate	1,179,866	11,400	3.84%	1,166,268	11,367	3.92%	1,095,951	11,091	4.01%
Total Other Consumer	30,155	669	8.83%	34,261	728	8.55%	49,864	978	7.78%
Total Loans	4,008,238	44,505	4.42%	3,947,785	44,072	4.49%	3,709,864	44,041	4.71%
Total Interest-Earning Assets	$4,611,355	$48,823	4.21%	$4,545,514	$48,701	4.31%	$4,342,621	$49,267	4.50%
Cash and Due from Banks	75,876			63,703			57,103
Federal Home Loan Bank Stock	33,564			33,564			35,854
Other Assets	374,208			362,746			345,400
Total Assets	$5,095,003			$5,005,527			$4,780,978
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,482,213	$707	0.19%	$1,482,889	$687	0.19%	$1,364,307	$839	0.24%
Money Market	801,921	615	0.31%	799,831	621	0.31%	723,736	763	0.42%
Time Deposits	635,729	1,297	0.81%	627,250	1,379	0.88%	659,154	1,817	1.09%
Total interest-bearing deposits:	$2,919,863	$2,619	0.36%	$2,909,970	$2,687	0.37%	$2,747,197	$3,419	0.49%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$198,212	$1,255	2.52%	$219,846	$1,280	2.34%	$264,066	$1,814	2.73%
Wholesale Repurchase Agreements	50,000	292	2.32%	50,000	289	2.32%	50,000	412	3.27%
Customer Repurchase Agreements	161,097	76	0.19%	145,963	83	0.23%	151,588	147	0.38%
Junior Subordinated Debentures	61,857	928	5.97%	61,857	918	5.97%	61,857	922	5.91%
Subordinated Debentures	30,000	547	7.25%	30,000	541	7.25%	30,000	547	7.23%
Total Borrowings	$501,166	$3,098	2.46%	$507,666	$3,111	2.46%	$557,511	$3,842	2.73%
Total Interest-Bearing Liabilities	$3,421,029	$5,717	0.66%	$3,417,636	$5,798	0.68%	$3,304,708	$7,261	0.87%
Demand Deposits	1,093,387			1,023,048			944,518
Other Liabilities	89,157			78,430			70,380
Total Liabilities	$4,603,573			$4,519,114			$4,319,606
Stockholders' Equity	491,430			486,413			461,372
Total Liabilities and Stockholders' Equity	$5,095,003			$5,005,527			$4,780,978

Net Interest Income		$43,106			$42,903			$42,006

Interest Rate Spread (2)			3.55%			3.63%			3.63%

Net Interest Margin (3)			3.72%			3.80%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$4,013,250	$2,619		$3,933,018	$2,687		$3,691,715	$3,419
Cost of Total Deposits			0.26%			0.27%			0.37%
Total Funding Liabilities, including Demand Deposits	$4,514,416	$5,717		$4,440,684	$5,798		$4,249,226	$7,261
Cost of Total Funding Liabilities			0.50%			0.53%			0.68%
(1)

The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $268,000, $275,000, and $332,000 for the three months ended September 30, 2012, June 30, 2012, and September 30, 2011, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2012			September 30, 2011
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$45,951	$85	0.25%	$43,181	$80	0.25%
Securities:
Trading Assets	1,823	38	2.78%	8,388	206	3.28%
Taxable Investment Securities	529,560	12,900	3.25%	550,425	15,573	3.78%
Nontaxable Investment Securities (1)	2,026	121	7.98%	8,619	484	7.50%
Total Securities:	533,409	13,059	3.27%	567,432	16,263	3.83%
Loans Held for Sale	23,829	541	3.03%	11,750	305	3.47%
Loans:
Commercial and Industrial	612,084	18,642	4.07%	530,774	16,951	4.27%
Commercial Real Estate (1)	1,888,773	68,881	4.87%	1,779,379	70,310	5.28%
Commercial Construction	151,541	4,816	4.25%	127,285	4,388	4.61%
Small Business	79,218	3,390	5.72%	79,314	3,471	5.85%
Total Commercial	2,731,616	95,729	4.68%	2,516,752	95,120	5.05%
Residential Real Estate	395,026	12,793	4.33%	458,609	15,481	4.51%
Residential Construction	12,739	395	4.14%	5,005	172	4.59%
Home Equity	754,294	20,835	3.69%	622,952	17,645	3.79%
Total Consumer Real Estate	1,162,059	34,023	3.91%	1,086,566	33,298	4.10%
Total Other Consumer	34,355	2,168	8.43%	56,688	3,305	7.79%
Total Loans	3,928,030	131,920	4.49%	3,660,006	131,723	4.81%
Total Interest-Earning Assets	$4,531,219	$145,605	4.29%	$4,282,369	$148,371	4.63%
Cash and Due from Banks	65,972			55,101
Federal Home Loan Bank Stock	34,133			35,854
Other Assets	368,140			329,456
Total Assets	$4,999,464			$4,702,780
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,463,255	$2,091	0.19%	$1,340,077	$2,449	0.24%
Money Market	790,589	1,875	0.32%	723,675	2,362	0.44%
Time Deposits	629,840	4,079	0.87%	667,279	5,636	1.13%
Total interest-bearing deposits:	$2,883,684	$8,045	0.37%	$2,731,031	$10,447	0.51%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$214,747	$3,879	2.41%	$293,664	$5,468	2.49%
Wholesale Repurchase Agreements	50,000	870	2.32%	50,000	1,455	3.89%
Customer Repurchase Agreements	155,205	268	0.23%	137,221	412	0.40%
Junior Subordinated Debentures	61,857	2,766	5.97%	61,857	2,738	5.92%
Subordinated Debentures	30,000	1,630	7.26%	30,000	1,624	7.24%
Total Borrowings	$511,809	$9,413	2.46%	$572,742	$11,697	2.73%
Total Interest-Bearing Liabilities	$3,395,493	$17,458	0.69%	$3,303,773	$22,144	0.90%
Demand Deposits	1,034,180			882,460

Other Liabilities	85,410			62,968
Total Liabilities	$4,515,083			$4,249,201
Stockholders' Equity	484,381			453,579
Total Liabilities and Stockholders' Equity	$4,999,464			$4,702,780

Net Interest Income		$128,147			$126,227

Interest Rate Spread (2)			3.60%			3.73%

Net Interest Margin (3)			3.78%			3.94%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,917,864	$8,045		$3,613,491	$10,447
Cost of Total Deposits			0.27%			0.39%
Total Funding Liabilities, including Demand Deposits	$4,429,673	$17,458		$4,186,233	$22,144
Cost of Total Funding Liabilities			0.53%			0.71%
(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $827,000 and $1.0 million for the nine months ended September 30, 2012 and 2011, respectively.
(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer